EXHIBIT 10.1

MATRITECH, INC.
2006 EQUITY AND INCENTIVE PLAN

1. Purposes of the Plan

The purposes of the Matritech, Inc. 2006 Equity and Incentive Plan (the “Plan”) are (i) to provide long-term incentives and rewards to those employees, officers, directors, and consultants of Matritech, Inc. (the “Company”) and its Affiliates (as defined below) who are in a position to contribute to the long-term success and growth of the Company and its Affiliates, (ii) to assist the Company and its Affiliates in attracting and retaining persons with the requisite experience and ability, and (iii) to more closely align the interests of such employees, officers, directors, and consultants with the interests of the Company’s stockholders.

2. Definitions

“Affiliate” means any Subsidiary and any other business entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Committee; provided that any business entity in which the Company holds, directly or indirectly, an equity, profits, or voting interest of 30% or more shall be deemed to be an Affiliate.

“Applicable Law” means the applicable requirements relating to the administration of equity compensation plans under Delaware state corporate law, federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted, employment laws, and the applicable laws of any foreign jurisdiction where Awards are or will be granted.

“Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Cash Award, or Foreign National Award granted under the Plan. Awards may be granted for services to be rendered or for past services already rendered to the Company or any Affiliate.

“Cash Award” means an Award granted to a Participant pursuant to Section 10(d) of the Plan that is payable in cash, and that may be subject to certain terms, conditions, and restrictions.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

“Committee” means one or more committees each comprised of not less than two members of the Board appointed by the Board to administer the Plan or a specified portion thereof. To the extent that the Board determines it is desirable to qualify Awards granted to Covered Employees under the Plan as “performance-based compensation” within the meaning of Section 162(m) of the Code, then each member of the Committee shall be an “outside director” within the meaning of Section 162(m) of the Code. To the extent that the Board determines it is desirable to qualify Awards granted by the Committee to a Reporting Person under the Plan as exempt under Rule 16b-3(d)(1) of the Exchange Act, then each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3.

“Common Stock” or “Stock” means the common stock of the Company.

“Company” means Matritech, Inc., or any successor corporation.

“Covered Employee” means a “covered employee” within the meaning of Section 162(m) of the Code.

“Designated Beneficiary” means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the

Participant’s death. In the absence of an effective designation by a Participant, “Designated Beneficiary” means the Participant’s estate.

“Disability” means a total and permanent disability as provided in the long-term disability plan or policy maintained by the Company or if applicable, most recently maintained, by the Company or if applicable, an Affiliate, for the Participant, whether or not such Participant actually receives disability benefits under such plan or policy. If no long-term disability plan or policy was ever maintained on behalf of the Participant or if the determination of disability relates to an Incentive Stock Option or SAR issued in tandem with an Incentive Stock Option, Disability means permanent and total disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination whether a Participant is disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such disability relates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor law.

“Fair Market Value” means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time.

“Foreign National Award” means an Award granted pursuant to Section 10(f) to a Participant who is a foreign national or employed or performing services outside of the United States.

“Grant Date” means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the Participant within a reasonable time after the grant.

“Grant Agreement” means the documentation evidencing an Award as provided in Section 10(b).

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option and which meets the requirements of Section 422 of the Code.

“Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

“Option” means a right to acquire shares of Company Stock upon the payment of an exercise price that is granted in accordance with Section 6 of the Plan. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

“Participant” means a person selected by the Committee to receive an Award under the Plan.

“Performance Goals” means with respect to any Performance Period, one or more performance goals based on one or more of the following objective criteria established by the Committee prior to the beginning of such Performance Period or within such period after the beginning of the Performance Period as shall meet the requirements to be considered “pre-established objective performance goals” for purposes of the regulations issued under Section 162(m) of the Code: (i) increases in the price of the Common Stock, (ii) market share, (iii) sales, (iv) revenue, (v) return on equity, assets, or capital, (vi) economic profit (economic value added), (vii) total shareholder return, (viii) costs, (ix) expenses, (x) margins, (xi) earnings (including EBITDA) or earnings per share, (xii) cash flow (including adjusted operating cash flow), (xiii) customer satisfaction, (xiv) operating profit, (xv) net income, (xvi) research and development, (xvii) product development milestones, (xviii) product releases, (xix) FDA or other regulatory approvals, (xx) clinical trial milestones, (xxi) manufacturing metrics, or (xxii) any combination of the foregoing, including without limitation, goals based on any of such measures relative to appropriate peer groups or market indices. Such Performance Goals may be particular to a Participant or may be based, in whole or in part, on the performance of the division, department, line of business, Subsidiary, Affiliate or other business unit, whether or not legally constituted, in which the Participant works or on the performance of the Company generally.

“Performance Period” means the period of service designated by the Committee applicable to an Award subject to Section 10(l) during which the Performance Goals will be measured.

“Reporting Person” means a person subject to Section 16 of the Exchange Act.

“Restricted Stock” means shares of Common Stock granted to a Participant pursuant to Section 8 of the Plan that may be subject to certain terms, conditions, and restrictions.

“Restricted Stock Unit” means the right granted to a Participant pursuant to Section 9 of the Plan to receive shares of Common Stock (or the equivalent value in cash or other property if the Committee so provides) in the future that may be subject to certain terms, conditions, and restrictions.

“Service Provider” means an employee, officer, director or consultant of the Company or any of its Affiliates.

“Stock Appreciation Right” or “SAR” means a right to acquire cash or shares of Common Stock granted in accordance with Section 7 of the Plan having a value equal to the difference between the Fair Market Value on the date of exercise over the exercise price set forth in the Grant Agreement multiplied by the number of shares of Common Stock with respect to which the SAR is being exercised.

“Subsidiary” means any subsidiary corporation as defined in Section 424(f) of the Code.

“Substitute Awards” means Awards granted by the Company in assumption of, or in substitute or exchange for, Awards previously granted, or the right or obligation to make future Awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

“Termination Date” means (i) in the case of an employee, the date that the Committee determines that the employee-employer relationship between the Company or Affiliate and such person ceased for any reason, (ii) in the case of a consultant or non-employee officer, the date that the Committee determines that the service relationship between the Company or Affiliate and such person ceased for any reason, and (iii) in the case of a director, the date that the Committee determines that such person’s service on the Board ceased for any reason.

3. Administration

The Plan shall be administered by the Committee. Subject to and consistent with the provisions of the Plan, the Committee shall have the authority and discretion to: (i) determine which eligible employees, officers, directors, and consultants will receive Awards, (ii) determine the number of shares of Common Stock, cash, or other consideration to be covered by each Award, (iii) determine the terms and conditions of any Award (including Fair Market Value, the exercise price, the vesting schedule, the term of the Award, and the period following termination from employment or service during which an Award may be exercised), (iv) approve forms of Award agreements and other documentation for use under the Plan, (v) adopt, alter, and repeal administrative rules, guidelines, and practices governing the operation of the Plan and the Committee, (vi) interpret the provisions of the Plan and any Award documentation and remedy any ambiguities, omissions, or inconsistencies therein, (vii) to modify or amend Awards, or grant waivers of Plan or Award conditions, and (viii) make all other determinations necessary or advisable for the administration of the Plan. A majority of the members of the Committee shall constitute a quorum. The Committee’s decisions, determinations, and interpretations shall be final and binding on all persons having an interest in any Award. To the extent permitted by Applicable Law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for all such Participants and a maximum for any one Participant, and such other features of the Awards as required by Applicable Law.

4. Eligibility

Incentive Stock Options may be granted only to employees (including officers and directors who are also employees) of the Company or a Subsidiary. All other Awards may be granted to employees, officers, directors, and consultants of the Company or any Affiliate.

5. Stock Available for Awards

(a) Amount.   Subject to adjustment under Section 5(c), the aggregate number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall be 4,000,000 shares. Subject to adjustment under Section 5(c), up to 4,000,000 shares of Common Stock may be issued upon exercise of Incentive Stock Options granted under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares, or treasury shares, or shares purchased on the open market. At all times the Company will reserve and keep available a sufficient number of shares to satisfy the number of shares available for issuance under the Plan.

(b)  Share Counting.   If an Award granted under the Plan is canceled, terminates, expires, is forfeited, lapses, or is settled in cash, then the shares subject to such Award (to the extent of such cancellation, termination, expiration, forfeiture, lapse, or settlement) shall again be available for issuance pursuant to Awards granted under the Plan. For purposes of Section 5(a), any shares granted as Options or Stock Appreciation Rights under the Plan shall be counted against this limit as one share for every share subject to the Award. Any shares granted as Awards other than Options or Stock Appreciation Rights shall be counted against the limit set forth in Section 5(a) as 1.5 shares for every one share subject to the Award. Any shares tendered in payment of an Option’s exercise price (whether by attestation or actual delivery), any shares tendered or withheld to satisfy a tax withholding on an Award, and any shares repurchased by the Company using Option proceeds shall not be added back to, replenish, or increase the aggregate Plan share limit set forth in Section 5(a).

(c)  Adjustment.   In the event that the Committee determines that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, or other transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits intended to be provided by the Plan, then the Committee (subject in the case of Incentive Stock Options to any limitation required under the Code) shall equitably adjust any or all of (i) the number and class of shares that may be issued in respect of Awards under the Plan, (ii) the number and class of shares subject to outstanding Awards, (iii) the number and class of shares subject to the limit on individual grants under Section 5(d) of the Plan, and (iv) the exercise price with respect to any of the foregoing, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

(d) Limit on Individual Grants.   The maximum number of shares of Common Stock subject to all Awards that may be granted under this Plan to any Participant in the aggregate in any fiscal year of the Company shall not exceed 500,000 shares, subject to adjustment under Section 5(b). Notwithstanding the foregoing, during the fiscal year in which a Participant first becomes an employee of the Company or an Affiliate, the Participant may be granted Awards covering an additional 500,000 shares of Common Stock, subject to adjustment under Section 5(b). With respect to any Award settled in cash that is intended to satisfy the requirements for “performance-based compensation” (within the meaning of Section 162(m)(4)(C) of the Code), no more than $2,500,000 may be paid to any one individual with respect to each year of a Performance Period.

6. Stock Options

(a) Grant of Options.   Subject to the provisions of the Plan, the Committee may grant Incentive Stock Options or Non-Qualified Stock Options to a Participant.

(b) Terms and Conditions.   The Committee shall determine the number of shares of Common Stock subject to each Option and the exercise price therefor, which shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the Grant Agreement or thereafter; provided that (i) no Option shall be exercisable after the expiration of ten years from the Option’s Grant Date, and (ii) no Option may be granted with a reload feature which provides for an automatic grant of additional or replacement options upon the exercise of an Option. A Participant may exercise an Option by following such procedures as the Committee or its designees may specify from time to time. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to Applicable Laws, as it considers necessary or advisable.

(c)  Payment.   No shares shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price therefor is received by the Company. Except as otherwise provided by the Committee, such payment may be made in whole or in part in or pursuant to any of the following methods:  (i) cash, (ii) by actual delivery or attestation of ownership of shares of Common Stock owned by the Participant, including vested Restricted Stock, (iii) by retaining shares of Common Stock otherwise issuable pursuant to the Option, (iv) for consideration received by the Company under a broker-assisted cashless exercise program acceptable to the Company, or (v) for such other lawful consideration as the Committee may determine.

(d)  Exercise Period.   When a Participant’s status as a Service Provider terminates, the Participant’s Option may be exercised within the period of time specified in the Grant Agreement to the extent that the Option is vested on the Participant’s Termination Date. In the absence of a specific period of time set forth in the Grant Agreement, an Option shall remain exercisable for three (3) months following the date the Participant ceases to be a Service Provider, but in no event shall the Option be exercisable after the expiration of the term of such Option. If a Participant’s status as a Service Provider terminates from death or Disability or the Participant dies within three (3) months after his Termination Date, then (unless provided otherwise in the Grant Agreement) the Option shall remain exercisable for twelve (12) months following the date the Participant ceases to be a Service Provider, but in no event shall the Option be exercisable after the expiration of the term of such Option. In no event may the Committee provide in a Grant Agreement that the period of time for exercising an Option following a Participant’s Termination Date shall exceed three (3) years.

(e)  Incentive Stock Option Rules.   In addition to the limitations and conditions that apply generally to Options, the following provisions shall apply to any Incentive Stock Option. The Committee may grant Incentive Stock Options only to persons who are employees of the Company or a Subsidiary as of the Grant Date. The aggregate Fair Market Value (determined as of the Grant Date) of all shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under the Plan or any other incentive stock option plan of the Company or any Subsidiary) shall not exceed $100,000. If the Fair Market Value of shares on the Grant Date with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year exceeds $100,000, the Options for the first $100,000 worth of shares to become exercisable in that calendar year will be Incentive Stock Options, and the Options for the shares with a Fair Market Value in excess of $100,000 that become exercisable in that calendar year will be Non-Qualified Stock Options. No Incentive Stock Option shall be granted to any individual who, at the Grant Date, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per share at the Grant Date and the Option expires no later than five (5) years after the Grant Date.

The Company may require that any certificate representing shares acquired through exercise of an Incentive Stock Option bear a restrictive legend until such time as the shares represented thereby are no longer subject to the possibility of a Disqualifying Disposition, as defined herein. For purposes hereof, a Disqualifying Disposition means any sale or other disposition by a Participant of any shares acquired pursuant to the exercise of an Incentive Stock Option on or before the later of (i) the date two (2) years after the Grant Date, and (ii) the date one year after the exercise of the Incentive Stock Option.

7. Stock Appreciation Rights

(a) Grant of SARs.   Subject to the provisions of the Plan, the Committee may grant SARs to a Participant in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option. SARs granted in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised.

(b) Terms and Conditions.   The Committee shall determine the number of shares of Common Stock subject to each SAR and the exercise price therefor. A SAR granted in tandem with an Option shall have an exercise price not less than the exercise price of the related Option. A SAR granted alone and unrelated to an Option may not have an exercise price less than 100% of the Fair Market Value of the Common Stock on of the Grant Date. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the Grant Agreement or thereafter; provided that no SAR shall be exercisable after the expiration of ten years from the SAR’s Grant Date. A Participant may exercise a SAR by following such procedures as the Committee or its designees may specify from time to time. The Committee may impose such conditions with respect to the exercise of SARs, including conditions relating to Applicable Laws, as it considers necessary or advisable.

(c)  Exercise Period.   When a Participant’s status as a Service Provider terminates, the Participant’s SAR may be exercised within the period of time specified in the Grant Agreement to the extent that the SAR is vested on the Participant’s Termination Date. In the absence of a specific period of time set forth in the Grant Agreement, a SAR shall remain exercisable for three (3) months following the date the Participant ceases to be a Service Provider, but in no event shall the SAR be exercisable after the expiration of the term of such SAR. If a Participant’s status as a Service Provider terminates from death or Disability or the Participant dies within three (3) months after his Termination Date, then (unless provided otherwise in the Grant Agreement) the SAR shall remain exercisable for twelve (12) months following the date the Participant ceases to be a Service Provider, but in no event shall the SAR be exercisable after the expiration of the term of such SAR. In no event may the Committee provide in the Grant Agreement that the period of time for exercising a SAR following a Participant’s Termination Date shall exceed three (3) years.

8. Restricted Stock

(a) Grant of Restricted Stock.   Subject to the provisions of the Plan, the Committee may grant Restricted Stock to a Participant.

(b) Terms and Conditions.   The Committee shall determine the number of shares of Common Stock subject to each Restricted Stock Award and the purchase price (if any) for each share. Shares of Restricted Stock may be issued for no cash consideration, or such minimum consideration as may be required by Applicable Law. The Committee may grant shares of Common Stock subject to such other terms, conditions, and restrictions (including forfeiture provisions and conditions relating to Applicable Laws) as it considers necessary or advisable.

(c)  Restrictions.   Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the restricted period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine, including book-entry registration. Any physical certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant bearing an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company or a designated custodian or escrow agent. At the expiration of the restricted period, the Company shall deliver any such certificates to the Participant or if the Participant has died, to the Participant’s Designated Beneficiary.

9. Restricted Stock Units

(a) Restricted Stock Units.   Subject to the provisions of the Plan, the Committee may grant Restricted Stock Units to a Participant.

(b) Terms and Conditions.   The Committee shall determine the number of shares of Common Stock subject to each Restricted Stock Unit Award and the purchase price (if any) for each unit. Restricted Stock Units may be issued for no cash consideration, or such minimum consideration as may be required by Applicable Law. The Committee may grant Restricted Stock Units subject to such other terms, conditions, and restrictions (including forfeiture provisions and conditions relating to Applicable Laws) as it considers necessary or advisable.

(c)  Unfunded Obligation.   A Restricted Stock Unit Award shall constitute an unfunded and unsecured obligation of the Company, and shall be settled in shares of Common Stock or cash, as determined by the Committee at the time of grant or thereafter. Each unit shall represent the equivalent of one share of Common Stock.

10. General Provisions Applicable to Awards

(a) Transferability.   Except as otherwise provided in this Section 10(a), an Award (i) shall not be transferable other than as designated by the Participant by will or by the laws of descent and distribution, and (ii) may be exercised during the Participant’s lifetime only by the Participant or by the Participant’s guardian or legal representative. In the discretion of the Committee, any Award may be transferable upon such terms and conditions and to such extent as the Committee determines at or after grant, provided that Incentive Stock Options may be transferable only to the extent permitted by the Code.

(b) Grant Agreement.   Each Award under the Plan shall be evidenced by a written or electronic grant agreement delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan or Applicable Laws as the Committee considers necessary or advisable to achieve the purposes of the Plan.

(c)  Committee Discretion.   Each type of Award may be made alone, in addition to or in relation to any other Award. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. In addition to the authority granted to the Committee in Section 10(l) to make Awards to Covered Employees which qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the Company may grant Awards subject to such performance conditions (including performance-based vesting) as it shall determine in its discretion. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of grant or at any time thereafter.

(d) Dividends and Cash Awards.   In the discretion of the Committee, any Award under the Plan may provide the Participant with dividends or dividend equivalents payable currently or deferred, with or without interest. The Committee may also make cash payments under the Plan in lieu of or in addition to an Award. Such Cash Awards may be made subject to such terms, conditions, and restrictions as the Committee considers necessary or advisable. Each dividend payment will be made no later than the end of the calendar year in which the dividends are paid to shareholders of that class of stock or, if later, the 15th day of the third month following the date of the dividends are paid to shareholders of that class of stock.

(e)  Termination of Employment or Service.   Whether military service, government service, or other leave of absence shall constitute a termination of employment or service, and whether the vesting of an Award shall cease, be suspended, or continue during such  leave of absence, shall be determined in each case by the Committee in its discretion. Except as otherwise provided by the Committee, a Participant’s employment or service shall not be deemed to terminate upon the transfer of employment or service between the Company and an Affiliate. Except as otherwise provided by the Committee, a Participant’s employment or service shall be deemed to terminate, and further vesting of any Award shall cease, in the case of any sale, spin-off, or other disposition of the Participant’s employer or substantially all of its assets. To the extent that this Section 10(e) or action by the Committee results in an Incentive Stock Option being exercised beyond the date that a Participant is deemed to be an employee of the Company or a Subsidiary for purposes of Section 424 of the Code, the Option shall be deemed to be a Non-Qualified Stock Option.

(f)  Change in Control.   In order to preserve a Participant’s rights under an Award in the event of a change in control of the Company as defined by the Committee (a “Change in Control”), the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or payment of the Award, (ii) provide for payment to the Participant of cash or other property with a Fair Market Value equal to the amount that would have been received upon the exercise or payment of the Award had the Award been exercised or paid upon the Change in Control, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the Change in Control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable to Participants and in the best interests of the Company.

(g)  Loans.   The Committee may not authorize the making of loans to Participants in connection with the grant or exercise of any Award under the Plan.

(h) Withholding Taxes.   A Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Committee’s discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery. The Company and its Affiliates may, to the extent permitted by Applicable Law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

(i)  Foreign National Awards.   Notwithstanding anything to the contrary contained in this Plan, Foreign National Awards may be made to Participants on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with Applicable Law.

(j)  Amendment of Award.   Except as provided in Section 10(k), the Committee may amend, modify, or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Non-Qualified Stock Option, provided that the Participant’s consent to such action shall be required unless (i) the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant, or (ii) the action is permitted by the terms of the Plan.

(k) No Repricing of Options.   Notwithstanding anything to the contrary in the Plan, the Company shall not engage in any repricing of Options or SARs granted under this Plan without further stockholder approval. For this purpose, the term “repricing” shall mean any of the following or other action that has the same effect:  (i) lowering the exercise price of an Option or a SAR after it is granted, (ii) any other action that is treated as a repricing under generally accepted accounting principles, or (iii) canceling an Option or a SAR at a time when its exercise price exceeds the fair market value of the underlying stock in exchange for another Option, SAR, Restricted Stock, or other equity of the Company, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off, or similar corporate transaction (including any adjustment described in Section 5(c)).

(l)  Code Section 162(m) Provisions.   If the Committee determines at the time an Award is granted to a Participant that such Participant is, or may be as of the end of the tax year for which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that the Participant’s right to receive cash, shares, or other property pursuant to such Award shall be subject to the satisfaction of Performance Goals during a Performance Period. Prior to the payment of any Award subject to this Section 10(l), the Committee shall certify in writing that the Performance Goals and other material terms applicable to such Award were satisfied. Notwithstanding the attainment of

Performance Goals by a Covered Employee, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 10(l) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

(m) Minimum Vesting Requirements for Full Value Awards.   Each Restricted Stock or Restricted Stock Unit Award granted under the Plan (each, a “Full Value Award”) shall vest in accordance with a schedule that does not permit such Full Value Award to vest in full prior to the third anniversary of the Grant Date of the Award. This minimum vesting requirement shall not, however, preclude the Committee from exercising its discretion to (i) accelerate the vesting of any Full Value Award upon retirement, termination of employment by the Company, death or Disability, (ii) accelerate the vesting of any Full Value Award in accordance with Section 10(f), (iii) establish a shorter vesting schedule for any Full Value Award granted to a consultant, director, or newly-hired employee, (iv) establish a shorter vesting schedule for any Full Value Award that is granted in exchange for or in lieu of the right to receive the payment of an equivalent amount of salary, bonus, directors’ fees, or other cash compensation, (v) establish a shorter performance-based vesting schedule in accordance with Section 10(c) or Section 10(l) (but in each case of not less than one year), or (vi) vest up to 1,000 shares per year for each Participant; provided, however, the total number of Full Value Awards granted under clauses (iii) and (vi) above shall not exceed 300,000 shares in the aggregate (subject to adjustment in accordance with Section 5(c)).

(n) Limitation Following a Hardship Distribution.   To the extent required to comply with Treasury Regulation Section 1.401(k)-1(d)(2)(iv)(B)(4), or any amendment or successor thereto, a Participant’s “elective and employee contributions” (within the meaning of such Treasury Regulation) under the Plan shall be suspended for a period of twelve months following such Participant’s receipt of a hardship distribution made in reliance on such Treasury Regulation from any plan containing a cash or deferred arrangement under Section 401(k) of the Code maintained by the Company or a related party within the provisions of Section 414 of the Code.

11. Miscellaneous

(a) No Right To Employment.   No person shall have any claim or right to be granted an Award. Neither the Plan nor any Award hereunder shall be deemed to give any employee the right to continued employment or service or to limit the right of the Company to discharge any Participant at any time.

(b) No Rights As Stockholder.   Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom Common Stock is awarded shall be considered the holder of the Stock at the time of the Award except as otherwise provided in the Grant Agreement.

(c) Compliance with Code Section 409A.  No Award shall provide for the deferral of compensation that does not comply with Section 409A of the Code, unless the Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. The Company shall have no liability to a Participant if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant.

(d)  Effective Date.   Subject to the approval of the stockholders of the Company of an increase in authorized common stock above 90,000,000 shares and subject to the approval of the stockholders of the Company or this Plan, the Plan shall be effective on June 15, 2006.

(e) Amendment and Term of Plan.   The Board may amend, suspend, or terminate the Plan or any portion thereof at any time, subject to such stockholder approval as the Board determines to be necessary or advisable to comply with any tax or regulatory requirement, provided, however, that the Board may not without stockholder approval materially amend the Plan (within the meaning of applicable exchange listing requirements) to materially increase the number of shares of Common Stock that may be issued under the Plan, materially increase benefits to Participants, materially expand the class of Participants eligible to participate in the Plan, or expand the types of Awards provided under the Plan. Unless terminated earlier by the Board, or extended by subsequent approval of the Company’s stockholders, the term of the Plan shall expire on June 15, 2016, and no further Awards shall be made thereafter. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination.

(f)  Governing Law.   The provisions of the Plan shall be governed by and interpreted in accordance with the laws of Massachusetts.

(g)   Indemnification.   Neither the Board nor the Committee, nor any members of either, nor any employees or officers of the Company or any Affiliate, shall be liable for any act, omission, interpretation, construction, or determination made in good faith in connection with their responsibilities under the Plan, and the Company hereby agrees to indemnify the members of the Board, the members of the Committee, and the employees and officers of the Company or any Affiliate administering the Plan, in respect of any claim, loss, damage, or expense (including reasonable fees of legal counsel) arising from any such act, omission, interpretation, construction, or determination to the fullest extent permitted by Applicable Law.

This Plan was approved by the Board of Directors on March 22, 2006.

This Plan was approved by the Company’s stockholders on ____________.